Extension to Secured Bridge Loan (the "Extension")

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Access Devices Digital Ltd. (the "Company") and

Columbia Marketing Ltd. (the "Lender")

Dated March 31, 2006

WHEREAS the parties entered into a secured bridge loan financing agreement dated September 15, 2005 (the "Loan Agreement");

WHEREAS under the terms of the Loan Agreement, the Lender loaned to the Company the amount of £100,000 (the "Loan");

WHEREAS the maturity date specified in the Loan Agreement was March 31, 2006;

WHEREAS the parties wish to extend the maturity date of the Loan Agreement; and

WHEREAS the Lender does not wish at this time to exercise its conversion rights under the terms of the Loan Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. The repayment date of the Loan be extended from March 31, 2006 to September 30, 2006.

2. The Company shall pay the amount of £1, the receipt of which is hereby acknowledged by the Lender, as consideration for the extension to the repayment date.

3. All other terms of the Loan Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first written above.

Access Devices Digital Ltd.

Name: Stephen Grist
Title: Chief Financial Officer

Columbia Marketing Ltd.

Name:
Title: